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                                                                   Exhibit T3E-3

                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                ORLANDO DIVISION

In re:                                       CASE NO. 01-10428-6B1

PLANET HOLLYWOOD                             CHAPTER 11
INTERNATIONAL, INC., et al.

                                             Jointly Administered
               Debtors.             /        Cases No. 01-10428-6B1 thru 01-
------------------------------------         10444-6B1

               MASTER BALLOT FOR BROKERS, PROXY INTERMEDIARIES OR
             OTHER NOMINEES OF SECURED PIK NOTES DUE 2005 OF PLANET
             HOLLYWOOD INTERNATIONAL, INC., A DELAWARE CORPORATION,
        ACCEPTING OR REJECTING THE PLAN OF REORGANIZATION FILED BY PLANET
          HOLLYWOOD INTERNATIONAL, INC. AND CERTAIN OF ITS AFFILIATES

                          RECORD DATE: NOVEMBER 1, 2002

               VOTING DEADLINE: 5:00 P.M., EST ON DECEMBER 9, 2002

     THE MASTER BALLOT IS TO BE USED BY BROKERS, PROXY INTERMEDIARIES OR OTHER NOMINEES FOR VOTING ON BEHALF OF BENEFICIAL OWNERS OF THE SECURED PIK NOTES DUE 2005 (the "Notes") ISSUED BY PLANET HOLLYWOOD INTERNATIONAL, INC. ("PHI"), A DELAWARE CORPORATION, FOR PURPOSES OF ACCEPTING OR REJECTING PHI'S THIRD AMENDED PLAN OF REORGANIZATION (the "Plan"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT PROMPTLY. IF CLERK, OF THE UNITED STATES BANKRUPTCY COURT HAS NOT RECEIVED THE MASTER BALLOT BY 4:00 P.M. EST, ON DECEMBER 9, 2002, UNLESS THE DATE IS EXTENDED BY PHI (THE "VOTING DEADLINE"), THE MASTER BALLOT WILL NOT BE COUNTED.

     PHI, along with certain of its affiliates listed in the caption above (collectively, the "Companies"), are soliciting votes with respect to the Plan which was filed under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). This ballot is to be used by brokers, proxy intermediaries or other nominees for voting on behalf of beneficial holders of the Notes to cast votes to accept or reject the Plan. Pursuant to the Plan, beneficial owners of Notes hold a Class 6 Claim. Capitalized terms not otherwise defined herein shall have the meanings ascribed them in the Plan.

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     To have your vote counted, this Ballot must be completed and returned so that it is received by the Clerk of the Bankruptcy Court, by 4:00 EST on December 9, 2002, unless extended (the "Voting Deadline") at the following addresses:

     By Mail, by Hand and by Overnight Courier:

          Clerk, United States Bankruptcy Court
          135 W. Central Blvd., Ste. 950
          Orlando, FL 32801

     PHI reserves the right to amend the Plan as it relates to immaterial modifications. Amendments to the Plan that do not materially and adversely affect the treatment of Holders of Claims my be approved by the Bankruptcy Court at a hearing on confirmation without the necessity of resoliciting votes. If resoliciation is required, PHI will furnish new Ballots and/or Master Ballots to be used to accept or reject the Plan, as amended.

PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT BEFORE COMPLETING THE MASTER BALLOT:

Item 1. Certification of Authority of Notes. The undersigned certifies that as of the November 1, 2002 record date, the undersigned (please check applicable box):

     . Is a broker, bank, or other nominee for the beneficial owners of the aggregate principal amount of Notes listed in Item 2 below, and is the holder of a security entitlement for such Notes, or

     . Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a broker, bank, or other nominee that is the registered holder of the aggregate principal amount of Notes listed in Item 2 below, or

     . Has been granted a proxy (an original of which is attached hereto) from a broker, bank, or other nominee, or a beneficial owner, that is the registered holder of the aggregate principal amount of Notes listed in Item 2 below, and, accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the beneficial owners of the Notes described in Item 2 below.

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Item 2. Class 6 Notes. The undersigned certifies that the following beneficial owners of Notes, or those on the attached list, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned, Ballots casting such votes on the Plan. (Indicate in the appropriate column the aggregate principal amount voted by each respective account. Please attach additional sheets of paper if necessary. Please Note: each beneficial owner must vote all his, her, or its Class 6 Claims (Notes) either to accept or reject the Plan, and may not split such vote):

Customer Account
Number for each
Beneficial Owner of
the Notes (if customer
has more than one account,
please indicate by listing each
account a, b, c, etc.)

------------------------------------------------------------------------------
                            Aggregate
        Number          Principal Amount   Number   Aggregate Principal Amount
------------------------------------------------------------------------------
                        $                           $
------------------------------------------------------------------------------
                        $                           $
------------------------------------------------------------------------------
                        $                           $
------------------------------------------------------------------------------
                        $                           $
------------------------------------------------------------------------------

Item 3. Certification as to Notes. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, as to Notes held in additional accounts as provided in Item 3 of each Ballot received from a beneficial owner:

--------------------------------------------------------------------------------
                                                           Aggregate principal
                                                           amount of the Notes
 Your customers       Name of your     Account numbers    held in other accounts
 account number    customer's other        at other          and voted through
    for each         custodian or     custodian bank or         such other
beneficial owner    broker nominee      broker nominee           accounts
--------------------------------------------------------------------------------
                                                          $
--------------------------------------------------------------------------------
                                                          $
--------------------------------------------------------------------------------
                                                          $
--------------------------------------------------------------------------------

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Item 4. By signing and returning this Ballot, the undersigned certifies that each beneficial owner of Notes listed in Item 2, above, has been provided with a copy of PHI's Third Amended Disclosure Statement (the "Disclosure Statement"), including the Annexes thereto and acknowledges that the solicitation of votes is subject to all terms and conditions set forth in the Disclosure Statement;

     Name of Broker, Bank or Other Nominee:
                                            ------------------------------------

     Name of Proxy Holder or Agent for Broker
     Bank or Other Nominee (if applicable):
                                            ------------------------------------
                                                         (optional)

     Social Security or Federal Tax I.D. No.:
                                              ----------------------------------


     Signature:
                ----------------------------------------------------------------


     By:
         -----------------------------------------------------------------------
              (if appropriate)

     Title:
            --------------------------------------------------------------------
              (if appropriate)

     Street Address:
                     -----------------------------------------------------

     City, State, Zip Code:
                            ----------------------------------------------

     Telephone Number:    (   )
                       ---------------------------------------------------
     Facsimile Number: (   )
                            ----------------------------------------------

     Date Completed:
                     -----------------------------------------------------

                 INSTRUCTIONS TO BROKERAGE FIRMS/BANKS/NOMINEES

PHI is soliciting the votes of your customers who are beneficial owners of the Notes as of the November 1, 2002 record date with respect to the Plan. By signing this Master Ballot, the signer certifies that each beneficial owner whose votes are being transmitted by this Master Ballot has been provided a copy of the Disclosure Statement and the Plan.

To have the vote of your customer count, you must first have delivered to each such customer a Ballot and a copy of the Plan

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and the Disclosure Statement, then instruct your customers to complete the
Ballots and return them to you. You must (a) retain such Ballots in your files and transfer the requested information from each such Ballot onto the attached Master Ballot, (b) complete and execute the Master Ballot, and (c) ARRANGE FOR DELIVERY AS SET FORTH BELOW OF THE ORIGINAL MASTER BALLOT TO CLERK, OF THE U.S. BANKRUPTCY COURT, AT THE ADDRESS LISTED BELOW:


By Mail:

     U.S. Bankruptcy Court
     135 W. Central Blvd., Ste. 950
     Orlando, FL 32801

By Hand and Overnight Courier:

     U.S. Bankruptcy Court
     135 W. Central Blvd., Ste. 950
     Orlando, FL 32801

For Information Call: (407) 481-5808
          INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

To complete the Master Ballot, follow these instructions:

     (a) Check the appropriate box in Item 1 of the Master Ballot.

     (b) Indicate in Item 2 the votes to accept or reject the Plan. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial owner and the assigned number). IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER MUST VOTE EITHER TO ACCEPT OR REJECT THE PLAN. Any Ballot or Master Ballot which is validly executed but which does not indicate acceptance or rejection of the Plan by the indicated beneficial owner or which impermissibly attempts to split a vote will not be counted.

     (c) Transcribe in Item 3 of the Master Ballot any information provided in
Item 3 of each Ballot received from a beneficial owner of Notes.

     (d) SIGN and date the Master Ballot and provide the remaining information requested. If you are signing the Master

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Ballot on behalf of another entity, state your relationship or title with respect to such entity, and provide proof of authorization to so sign. Print your name and mailing address if no preprinted address appears on the Master Ballot, or if the preprinted address is incorrect.

     No Ballot or Master Ballot shall constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity inters.

     No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots in accepting the Plan. PHI will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to your clients. PHI will also pay all transfer taxes, if any, applicable to the transfer and exchange of your securities pursuant to and following confirmation of the Plan.

     IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE SOLICITATION DOCUMENT OR OTHER ENCLOSED MATERIAL, INCLUDING THE PLAN, PLEASE CALL:

                                 R. SCOTT SHUKER
                                 (407)-481-5808

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